EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 16, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Entravision Communications Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California
May 28, 2009